                                                                    Exhibit 4.14

                                                             Option No. 2002-001
                                                            Expiration Date: TBD


                 NON-TRANSFERABLE COMMON STOCK PURCHASE OPTION

      1. This is to certify that, for value received, the registered holder named on the signature page (the "Holder"), is entitled, subject to the terms and conditions herein set forth, to purchase from American Medical Technologies, Inc. (the "Company") the number of shares of the Company's common stock ("Common Stock") set forth below the Holder's name on the signature page hereof at a purchase price (the "Purchase Price Per Share") equal to 75% of the closing sales price for the Common Stock as reported on the Nasdaq Stock Market on the day prior to exercise; provided that the Purchase Price Per Share may not be less than $.60 unless otherwise agreed to in writing by both parties. This Option shall be exercisable for a period commencing on the date that the Company's Registration Statement on Form S-3 covering the shares of Common Stock issuable pursuant to this Option is declared effective by the Securities and Exchange Commission and shall expire two months from such effective date.

      2(a). Other than as specified below, this Option is non-transferable and may be exercised in whole or in part only by the Holder by written certified or registered mail notice to the Company accompanied by the surrendered Option and payment of the purchase price in certified or bank funds for the number of shares so purchased. If this Option is exercised in part only, then the Company shall execute and deliver a new Option evidencing the rights of the Holder to purchase the remaining number of shares purchasable hereunder.

      (b). This Option may be exercised only by the Holder and may not be transferred other than by will, laws of descent and distribution, a qualified domestic relations order, or upon the prior written consent of Company. Any attempted assignment, transfer, pledge or other disposition of this Option other than as provided herein, shall be void and of no effect.

      3. Within two business days of receipt of notice of exercise of this Option as above provided, the Company shall cause to be issued in the name of and delivered to the Holder a certificate or certificates for the shares of Common Stock so purchased; provided, however, notwithstanding anything to the contrary in this Option, the Holder shall be deemed to be the owner of all shares of Common Stock for which, and on the last date that, the Holder gives notice of exercise, surrenders this Option, and pays the purchase price for such shares pursuant to the notice of exercise. The Company covenants and agrees that all shares of Common Stock, which may be delivered upon exercise of this Option, will, upon delivery, be fully paid and non-assessable. The Company agrees at all times to reserve and hold available a sufficient number of authorized shares of Common Stock to cover the number of shares issuable upon the full exercise of this Option.

      4(a). If the Company at any time shall, during the term of this Option, by subdivision, combination or reclassification of securities, by merger, by share exchange or otherwise, change or permit to be changed any of the securities to which purchase rights under this Option exist into the same or a different number of securities of any class or classes, then this Option shall thereafter permit the Holder to acquire such number and kind of securities and/or other consideration as would have been issuable as the result of such change as if this Option had been exercised immediately prior to such subdivision, combination, reclassification, merger, share exchange or other change. In case during the term of this Option the shares of Common Stock at any time outstanding shall be subdivided into a greater number of shares, or combined into a lesser number of shares, then each share of Common Stock purchasable under this Option shall be replaced for the purposes hereof by the number of the subdivided or consolidated shares, as the case may be, issued in substitution for each one share of Common Stock then issued and outstanding; and in case at any time during the term of this Option the Company shall issue any additional shares of Common Stock as a stock dividend, then the shares purchasable under this Option shall be increased in the same ratio as the then outstanding Common Stock was increased by such stock dividend, and the Purchase Price Per Share correspondingly decreased. No fractional shares will be issued and in lieu thereof the Holder will receive an amount of cash equal to the closing sale price of the Common Stock as reported on the Nasdaq Stock Market on the last trading day before the exercise date multiplied by the fractional share to which the Holder would otherwise be entitled.

      (b). The Company will at all times in good faith assist in carrying out the terms of this Option to protect the rights of the Holder against dilution as provided herein.

      5. Upon exercise of this Option in full and payment of the purchase price for the shares deliverable upon exercise of this Option, the Company agrees to issue to the Holder of this Option warrants to purchase 150,000 shares of Common Stock at a per share purchase price equal to $0.60 per share (the "Warrants"), pursuant to a Warrant Certificate in the form attached hereto as EXHIBIT A. The Holder of the Warrants shall have the registration rights set forth in ANNEX 1 of the Warrant Certificate.

      6. The Holder of this Option shall not be entitled to vote or receive dividends nor be deemed the owner of Common Stock of the Company for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Option, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of the stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, until this Option shall have been validly exercised as provided above.

      7. If this Option shall be mutilated, lost, stolen or destroyed, then the Company shall promptly issue a new Option of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Option, or in lieu of any lost, stolen or destroyed Option, upon receipt of an indemnity agreement or bond reasonably satisfactory to the Company; provided, however, the Company agrees to use its best efforts to cause the Company's transfer agent to accept the Holder's indemnity agreement without requiring a bond.

      8. This Option (including EXHIBIT A attached hereto) contains the entire agreement and understanding of the parties with respect to the transactions contemplated by this Option and supersedes all prior or contemporaneous written or oral commitments, arrangements or understandings with respect thereto.

      This Option is issued this 1st day of May, 2002.


                                    AMERICAN MEDICAL TECHNOLOGIES, INC.


                                    By:   /s/ JOHN E. VICKERS III
                                          ------------------------------------
                                          John E. Vickers, Interim Chief
                                          Executive Officer


ACCEPTED AND AGREED BY THE REGISTERED HOLDER:

01144 LTD.


By:   /s/ IAN MCKINNON
      ------------------------------------
      Name:  Ian McKinnon
      Title:  Authorized Agent

Registered Holder's Address:
01144 LTD.
c/o Canaccord Capital
320 Bay Street
Suite 1210
Toronto, Ontario M5H4A6

Number of Shares:  up to 1,000,000

                                    EXHIBIT A
               TO NON-TRANSFERABLE COMMON STOCK PURCHASE OPTION


                                                            Warrant No. 2002-002
                                                           Expiration Date:  TBD


NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT

      1. This is to certify that, for value received, the registered holder named on the signature page (the "Holder"), is entitled, subject to the terms and conditions herein set forth, to purchase from American Medical Technologies, Inc. (the "Company") 150,000 shares of the Company's common stock ("Common Stock") at a purchase price (the "Purchase Price Per Share") equal to $0.60. The Warrant shall be exercisable for a period commencing on the date on which the Holder has exercised in full that certain Non-Transferable Common Stock Purchase Option dated May 1, 2002 between the Holder and the Company (the "Option") and ending on the date which is two months from the date that the Company's Registration Statement on Form S-3 covering the shares of Common Stock issuable pursuant to the Option is declared effective by the Securities and Exchange Commission.

      2(a). Other than as specified below, this Warrant is non-transferable and may be exercised in whole or in part only by the Holder by written certified or registered mail notice to the Company accompanied by the surrendered Warrant and payment of the purchase price in certified or bank funds for the number of shares so purchased. If this Warrant is exercised in part only, then the Company shall execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of shares purchasable hereunder.

      (b). This Warrant may be exercised only by the Holder and may not be transferred other than by will, laws of descent and distribution, a qualified domestic relations order, or upon the prior written consent of Company. Any attempted assignment, transfer, pledge or other disposition of this Warrant other than as provided herein, shall be void and of no effect.

      3. Within two business days of receipt of notice of exercise of this Warrant as above provided, the Company shall cause to be issued in the name of and delivered to the Holder a certificate or certificates for the shares of Common Stock so purchased; provided, however, notwithstanding anything to the contrary in this Warrant, the Holder shall be deemed to be the owner of all shares of Common Stock for which, and on the last date that, the Holder gives notice of exercise, surrenders this Warrant, and pays the purchase price for such shares pursuant to the notice of exercise. The Company covenants and agrees that all shares of Common Stock, which may be delivered upon exercise of this Warrant, will, upon delivery, be fully paid and non-assessable. The Company agrees at all times to reserve and hold available a sufficient number of authorized shares of Common Stock to cover the number of shares issuable upon the full exercise of this Warrant.

      4(a). If the Company at any time shall, during the term of this Warrant, by subdivision, combination or reclassification of securities, by merger, by share exchange or otherwise, change or permit to be changed any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, then this Warrant shall thereafter permit the Holder to acquire such number and kind of securities and/or other consideration as would have been issuable as the result of such change as if this Warrant had been exercised immediately prior to such subdivision, combination, reclassification, merger, share exchange or other change. In case during the term of this Warrant the shares of Common Stock at any time outstanding shall be subdivided into a greater number of shares, or combined into a lesser number of shares, then each share of Common Stock purchasable under this Warrant shall be replaced for the purposes hereof by the number of the subdivided or consolidated shares, as the case may be, issued in substitution for each one share of Common Stock then issued and outstanding; and in case at any time during the term of this Warrant the Company shall issue any additional shares of Common Stock as a stock dividend, then the shares purchasable under this Warrant shall be increased in the same ratio as the then outstanding Common Stock was increased by such stock dividend, and the Purchase Price Per Share correspondingly decreased. No fractional shares will be issued and in lieu thereof the Holder will receive an amount of cash equal to the closing sale price of the Common Stock as reported on the Nasdaq Stock Market on the last trading day before the exercise date multiplied by the fractional share to which the Holder would otherwise be entitled.

      (b). The Company will at all times in good faith assist in carrying out the terms of this Warrant to protect the rights of the Holder against dilution as provided herein.

      5. Neither this Warrant nor the shares issuable upon exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state "Blue Sky" laws. By acceptance of this Warrant, the Holder represents and warrants to the Company that the Holder will not offer, distribute, sell, transfer or otherwise dispose of the shares received upon exercise of this Warrant except pursuant to (i) an effective registration statement under the Act and any applicable Blue Sky laws with respect thereto;
(ii) an opinion, reasonably satisfactory to the Company, addressed to the Company, from counsel reasonably satisfactory to the Company, that such offering, distribution, sale, transfer or disposition is exempt from registration under the Act and any applicable Blue Sky laws; or (iii) a letter from the staff of the Securities and Exchange Commission ("SEC") or any state securities commissioner, as the case may be, to the effect that it will recommend that no action be taken with respect to such transaction. The Holder agrees, by acceptance of this Warrant, to execute any and all documents reasonably deemed necessary by the Company and required by the regulatory authority of any state in connection with any public offering of the shares underlying this Warrant. The Holder and the Company shall also have the rights and responsibilities set forth on ANNEX 1 to this Warrant.

      6. The Holder of this Warrant shall not be entitled to vote or receive dividends nor be deemed the owner of Common Stock of the Company for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of the stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, until this Warrant shall have been validly exercised as provided above.

      7. If this Warrant shall be mutilated, lost, stolen or destroyed, then the Company shall promptly issue a new Warrant of like date, tenor, and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any lost, stolen or destroyed Warrant, upon receipt of an indemnity agreement or bond reasonably satisfactory to the Company; provided, however, the Company agrees to use its best efforts to cause the Company's transfer agent to accept the Holder's indemnity agreement without requiring a bond.

      8. In connection with the exercise of the Warrant, the Holder makes the following representations and acknowledgements to the Company:

      (a). The Holder has such knowledge and experience in business and financial matters that the Holder is capable of evaluating the merits and risks of the proposed investment. The Holder will notify the Company immediately of any adverse change in any such information occurring prior to exercise of the Warrant.

      (b). The Holder is acquiring the shares underlying the Warrant solely for the Holder's own account, for investment purposes and not with a view to the distribution thereof. The Holder is also aware that the Company is issuing the shares underlying the Warrant pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), without compliance with the registration provisions of the Securities Act or other applicable federal or state securities laws. The Holder is aware that the Company is relying on, among other things, the representations and warranties of the Holder contained herein for purposes of complying with such exemption from registration.

      (c). The Holder recognizes that the sale by the Company of the shares underlying the Warrant will not be registered under the Securities Act or other applicable federal or state securities laws. The Holder agrees not to sell or transfer the shares underlying the Warrant unless such shares are registered under the Securities Act and under any other applicable securities laws or the Holder obtains an opinion of legal counsel in form and substance satisfactory to counsel to the Company that such registration is not required.

      (d). The Holder has no need for liquidity in this investment, is able to bear the substantial economic risks of an investment in the shares underlying the Warrant for an indefinite period of time and at the present time could afford a complete loss of such investment. The Holder's financial resources and income are more than sufficient to meet all of the Holder's reasonably anticipated needs without regard to the Holder's investment in the Company.

      (e). The Holder acknowledges that all documents, records and books pertaining to this investment were made available to the Holder, and in particular, the Holder acknowledges that, at a reasonable time (but less than 11 months) prior to the execution hereof, the Holder was furnished with and has reviewed the Company's then most recent (i) annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC, (ii) annual report to shareholders distributed to the Company's shareholders, and (iii) definitive annual meeting proxy statement filed with the SEC under cover of Schedule 14A, and the Holder has evaluated the merits and risks of an investment in the Company. The Holder also acknowledges that the Company provided, a reasonable time prior to the date of exercise, (i) an opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrant and the underlying shares of Common Stock and the financial condition, business operations and prospects of the Company, all of which questions (if any) have been answered to the satisfaction of the Holder, and (ii) an opportunity to obtain additional information, all of which was furnished by the Company to the satisfaction of the Holder.

(f). The Holder recognizes that the shares underlying the Warrant have not been approved or disapproved by any governmental or regulatory agency.

(g). The Holder acknowledges that the shares underlying the Warrant were not offered to the Holder by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or (ii) any other form of general solicitation or advertising.

(h). The Holder certifies that it is a corporation not formed for the specific purpose of acquiring the shares underlying the Warrant and having total assets in excess of $5,000,000.

      This Warrant is issued this ___ day of ______________, 2002.


                                    AMERICAN MEDICAL TECHNOLOGIES, INC.


                                    By:   /s/ JOHN E. VICKERS III
                                          ------------------------------------
                                          John E. Vickers, Interim Chief
                                          Executive Officer

ACCEPTED AND AGREED BY THE REGISTERED HOLDER:

01144 LTD.


By:
      ------------------------------------
      Name:
      Title:

Registered Holder's Address:
01144 LTD.
c/o Canaccord Capital
320 Bay Street
Suite 1210
Toronto, Ontario M5H4A6

                                    ANNEX 1
              TO NON-TRANSFERABLE COMMON STOCK PURCHASE WARRANT

REGISTRATION RIGHTS

DEFINITIONS. As used in this Annex 1 the following terms shall have the following respective meanings:

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

      "Registrable Securities" means the Warrant and any shares of Common Stock of the Company which the Holder acquires pursuant to the Warrant. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by the Holder to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights are not assigned.

      "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty thousand dollars ($20,000) of a single special counsel for the Holder, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding (i) the compensation of regular employees of the Company which shall be paid in any event by the Company, and (ii) Selling Expenses).

      "SEC" or "Commission" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale.

       "Special Registration Statement" means a registration statement on Form S-4 or Form S-8 relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

      "Warrant" means that certain Non-Transferable Common Stock Purchase Warrant issued by the Company upon exercise of that certain Nontransferable Common Stock Purchase Option dated May 1, 2002.

1. PIGGYBACK REGISTRATIONS. The Company shall notify the Holder in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford the Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by the Holder to the extent permitted by the applicable SEC rules and instructions. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities held by it, then the Holder shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Holder. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

      (A) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 1 is for an underwritten offering, the Company shall so advise the Holder. In such event, the right of the Holder to be included in a registration pursuant to this Section 1 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's Registrable Securities in the underwriting to the extent provided herein. If the Holder proposes to distribute its Registrable Securities through such underwriting, then the Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holder; and third, to any other selling shareholders of the Company (other than the Holder) on a PRO RATA basis. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

      (B) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 2 hereof.

2. EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to any registration under Section 1 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered PRO RATA on the basis of the number of shares so registered.

3. OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

      (A) Use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder has completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

      (B) Prepare and file with the SEC such amendments and supplements to any such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

      (C) Furnish to the Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

      (D) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

      (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. The Holder, participating in such underwriting, shall also enter into and perform its obligations under such an agreement.

      (F) Notify the Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

4. TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect two (2) years after the expiration date of the Warrant. In addition, if earlier, the Holder's registration rights shall expire if (a) the Holder (together with its affiliates, partners and former partners) holds less than 1% of the Company's outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (b) all Registrable Securities held by and issuable to the Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

5. DELAY OF REGISTRATION; FURNISHING INFORMATION.

      (A) The Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of registration rights under this Agreement.

      (B) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1 that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 1:

      (A) To the extent permitted by law, the Company will indemnify and hold harmless the Holder, any underwriter (as defined in the Securities Act) for the Holder and each person, if any, who controls the Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to the Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, partner, officer, director, underwriter or controlling person of the Holder.

      (B) To the extent permitted by law, the Holder will, if Registrable Securities held by the Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other holder selling securities under such registration statement or any of such other holder's partners, directors or officers or any person who controls such holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such holder, or partner, director, officer or controlling person of such other holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Holder under an instrument duly executed by the Holder and stated to be specifically for use in connection with such registration; and the Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other holder, or partner, officer, director or controlling person of such other holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 6 exceed the gross proceeds from the offering received by the Holder.

      (C) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

      (D) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by the Holder hereunder exceed the net proceeds from the offering received by the Holder.

      (E) The obligations of the Company and the Holder under this Section 6 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


7. ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by the Holder to a transferee or assignee of Registrable Securities; PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Annex 1.

8. NEED TO USE UPDATED PROSPECTUS. Upon receipt of a written notice from the Company of the happening of an event during the period the any registration statement is effective as a result of which the registration statement or a related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, the Holder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement until the Holder receives copies of the supplemental or amended prospectus and receives notice that any post-effective amendment has become effective, and, if so directed by the Company, the Holder will deliver to the Company all copies in its possession of the prospectus covering the Registrable Securities current at the time of receipt of such notice. In the event that the Holder uses a prospectus in connection with the offer and sale of Registrable Securities covered by such prospectus, the Holder will use only the latest version of such prospectus provided to it by the Company.

9. NOTIFICATION OF SALES. Upon the sale or disposition of any of its Registrable Securities pursuant to any registration statement, the Holder will promptly notify the Company in writing of the number of Registrable Securities then being sold or disposed of.

DISTRIBUTION. The Holder shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by any registration statement during the applicable period in accordance with the intended method or methods of distribution stated in the then-current version of the prospectus. The Holder shall not engage or otherwise use an underwriter, whether on a firm commitment basis, best efforts basis or otherwise, in connection with the offer or sale of the Registrable Securities.